Exclusive Option Agreement

This Exclusive Option Agreement (this “Agreement”) is executed by and among the following Parties as of June 13, 2016 in Hong Kong (“HK”):

Party A:	Greenpro Holding Limited, a limited liability company, organized and existing under the laws of the Hong Kong SAR, with its address at Suite 2201, 22/F, Malaysia Building, 50 Gloucester Road, Wan Chai, Hong Kong

Party B:	Loke Che Chan, Gilbert and Lee Chong Kuang, the shareholders of Party C (“Representatives”), with its address at Suite 2201, 22/F, Malaysia Building, 50 Gloucester Road, Wan Chai, Hong Kong; and

Party C:	Greenpro Synergy Network Limited., a limited liability company organized and existing under the laws of the Hong Kong SAR, with its address at Suite 2201, 22/F, Malaysia Building, 50 Gloucester Road, Wan Chai, Hong Kong.

In this Agreement, each of Party A, Party B and Party C shall be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties”.

Whereas,

1.	Representatives hold 100% of the equity interest in Party C.

2.	Representatives agree to grant Party A an exclusive equity purchase option.

Now therefore, upon mutual discussion and negotiation, the Parties have reached the following agreement:

1. Sale and Purchase of Equity Interest

1.1 Option Granted

In consideration of the payment of HK$181,258 by Party A, the receipt and adequacy of which is hereby acknowledged by Party B, Party B hereby irrevocably grants Party A an irrevocable and exclusive right to purchase, or designate one or more persons (each, a “Designee”) to purchase the equity interests in Party C then held by Party B once or at multiple times at any time in part or in whole at Party A’s sole and absolute discretion to the extent permitted by Chinese laws and at the price described in Section 1.3 herein (such right being the “Equity Interest Purchase Option”). Except for Party A and the Designee(s), no other person shall be entitled to the Equity Interest Purchase Option or other rights with respect to the equity interests of Party B. Party C hereby agrees to the grant by Party B of the Equity Interest Purchase Option to Party A. The term “person” as used herein shall refer to individuals, corporations, partnerships, partners, enterprises, trusts or non-corporate organizations.

1.2 Steps for Exercise of Equity Interest Purchase Option

Subject to the provisions of the laws and regulations of Hong Kong, Party A may exercise the Equity Interest Purchase Option by issuing a written notice to Party B (the “Equity Interest Purchase Option Notice”), specifying: (a) Party A’s decision to exercise the Equity Interest Purchase Option; (b) the portion of equity interests to be purchased from Party B (the “Optioned Interests”); and (c) the date for purchasing the Optioned Interests and/or the date for transfer of the Optioned Interests.

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1.3 Equity Interest Purchase Price

The aggregate purchase price of all the Optioned Interests of Party B to be purchased by Party A shall be equal to the capital paid in by the Shareholders, adjusted pro rata for purchase of less than all of the Equity Interest, [unless applicable laws and regulations of Hong Kong SAR require an appraisal of the Equity Interest or stipulate other restrictions regarding the Equity Interest Purchase Price (the “Equity Interest Purchase Price”).

1.4 Transfer of Optioned Interests

For each exercise of the Equity Interest Purchase Option:

1.4.1 Party B shall cause Party C to promptly convene a shareholders’ meeting, at which a resolution shall be adopted approving Party B’s transfer of the Optioned Interests to Party A and/or the Designee(s);

1.4.2 Party B shall execute a share transfer contract with respect to each transfer with Party A and/or each Designee (whichever is applicable), in accordance with the provisions of this Agreement and the Equity Interest Purchase Option Notice regarding the Optioned Interests;

1.4.3 The relevant Parties shall execute all other necessary contracts, agreements or documents, obtain all necessary government licenses and permits and take all necessary actions to transfer valid ownership of the Optioned Interests to Party A and/or the Designee(s), unencumbered by any security interests, and cause Party A and/or the Designee(s) to become the registered owner(s) of the Optioned Interests. For the purpose of this Section and this Agreement, “security interests” shall include securities, mortgages, third party’s rights or interests, any stock options, acquisition right, right of first refusal, right to offset, ownership retention or other security arrangements, but shall be deemed to exclude any security interest created by this Agreement and Party B’s Share Interest Pledge Agreement. “Party B’s Share Pledge Agreement” as used in this Section and this Agreement shall refer to the Share Interest Pledge Agreement (“Share Pledge Agreement”) executed by and among Party A, Party B and Party C as of the date hereof, whereby Party B pledges all of its equity interests in Party C to Party A, in order to guarantee Party C’s performance of its obligations under the Exclusive Business Cooperation Agreement executed by and between Party C and Party A.

1.5 Payment

Upon exercise of the Equity Interest Purchase Option, Party A shall make payment of the Equity Interest Purchase Price set forth in Section1.3 under this agreement to the Party B.

2. Representations and Warranties

Party B and Party C hereby represent and warrant to Party A, jointly and severally, as of the date of this Agreement and each date of transfer of the Optioned Interests, that:

2.1

They have the authority to execute and deliver this Agreement and any share transfer contracts to which they are parties concerning the Optioned Interests to be transferred thereunder (each, a “Transfer Contracts”), and to perform their obligations under this Agreement and any Transfer Contracts. Party B and Party C agree to enter into Transfer Contracts consistent with the terms of this Agreement upon Party A’s exercise of the Equity Interest Purchase Option. This Agreement and the Transfer Contracts to which they are parties constitute or will constitute their legal, valid and binding obligations and shall be enforceable against them in accordance with the provisions thereof;

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2.2

The execution and delivery of this Agreement or any Transfer Contracts and the obligations under this Agreement or any Transfer Contracts shall not: (i) cause any violation of any applicable laws of Hong Kong SAR; (ii) be inconsistent with the articles of association, bylaws or other organizational documents of Party C; (iii) cause the violation of any contracts or instruments to which they are a party or which are binding on them, or constitute any breach under any contracts or instruments to which they are a party or which are binding on them; (iv) cause any violation of any condition for the grant and/or continued effectiveness of any licenses or permits issued to either of them; or (v) cause the suspension or revocation of or imposition of additional conditions to any licenses or permits issued to either of them;

2.3

Party B has a good and merchantable title to the equity interests in Party C they hold. Except for Party B’s Share Pledge Agreement, Party B has not placed any security interest on such equity interests;

2.4

Party C has a good and merchantable title to all of its assets, and has not placed any security interest on the aforementioned assets; and

2.5

There are no pending or threatened litigation, arbitration or administrative proceedings relating to the equity interests in Party C, assets of Party C or Party C.

3. Effective Date

This Agreement shall become effective upon the date hereof, and remain effective for a term of 10 years, and may be renewed at Party A’s election.

4. Governing Law and Resolution of Disputes

4.1 Governing law

The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the formally published and publicly available laws of Hong Kong SAR. Matters not covered by formally published and publicly available laws of Hong Kong SAR shall be governed by international legal principles and practices.

4.2 Methods of Resolution of Disputes

In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party’s request to the other Parties for resolution of the dispute through negotiations, either Party may submit the relevant dispute to Hong Kong International Arbitration Centre in accordance with its Arbitration Rules. The arbitration shall be conducted in Hong Kong, and the language used in arbitration shall either be English or Chinese. The arbitration award shall be final and binding on all Parties.

5. Taxes and Fees

Each Party shall pay any and all transfer and registration tax, expenses and fees incurred thereby or levied thereon in accordance with the laws of Hong Kong SAR in connection with the preparation and execution of this Agreement and the Transfer Contracts, as well as the consummation of the transactions contemplated under this Agreement and the Transfer Contracts.

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6. Notices

6.1

All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such Party set forth below. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

6.1.1

Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of receipt or refusal at the address specified for notices.

6.1.2

Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

6.2

For the purpose of notices, the addresses of the Parties are as follows:

Party A:	Greenpro Holding Limited
Address:	Suite 2201, 22/F, Malaysia Building, 50 Gloucester Road, Wan Chai, Hong Kong
Attn:	Lee Chong Kuang
Phone:	+852 31117718

Party B:	LOKE Che Chan, Gilbert and LEE Chong Kuang
Address:	Suite 2201, 22/F, Malaysia Building, 50 Gloucester Road, Wan Chai, Hong Kong
Attn:	LOKE Che Chan, Gilbert and LEE Chong Kuang
Phone:	+852 31117718

Party C:	Greenpro Synergy Network Limited
Address:	Suite 2201, 22/F, Malaysia Building, 50 Gloucester Road, Wan Chai, Hong Kong
Attn:	Loke Che Chan Gilbert
Phone:	+852 31117718

6.3 Any Party may at any time change its address for notices by a notice delivered to the other Parties in accordance with the terms hereof.

7. Confidentiality

The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, investors, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, investors, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the staff members or agencies hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

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8. Further Warranties

The Parties agree to promptly execute documents that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement and take further actions that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement.

9. Miscellaneous

9.1 Amendment, change and supplement

Any amendment, change and supplement to this Agreement shall require the execution of a written agreement by all of the Parties.

9.2 Entire agreement

Except for the amendments, supplements or changes in writing executed after the execution of this Agreement, this Agreement shall constitute the entire agreement reached by and among the Parties hereto with respect to the subject matter hereof, and shall super cede all prior oral and written consultations, representations and contracts reached with respect to the subject matter of this Agreement.

9.3 Headings

The headings of this Agreement are for convenience only, and shall not be used to interpret, explain or otherwise affect the meanings of the provisions of this Agreement.

9.4 Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

9.5 Successors

This Agreement shall be binding on and shall inure to the interest of the respective successors of the Parties and the permitted assigns of such Parties.

9.6 Survival

9.6.1	Any obligations that occur or that are due as a result of this Agreement upon the expiration or early termination of this Agreement shall survive the expiration or early termination thereof.

9.6.2	The provisions of Sections 4, 6, 7 and this Section 9.6 shall survive the termination of this Agreement.

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IN WITNESS THEREFORE, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

Representative:

By:	/s/ Loke Che Chan, Gilbert	By:	/s/ Lee Chong Kuang
Name:	Loke Che Chan, Gilbert	Name:	Lee Chong Kuang

Greenpro Holding Limited:

By:	/s/ Loke Che Chan, Gilbert	By:	/s/ Lee Chong Kuang
Name:	Loke Che Chan, Gilbert	Name:	Lee Chong Kuang
Title:	Director	Title:	Director

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